Exhibit 4.26
SUBORDINATION AGREEMENT
     This SUBORDINATION AGREEMENT, dated as of April 30, 2009 (this “Agreement”), by MHR CAPITAL PARTNERS MASTER ACCOUNT LP (as assignee of MHR CAPITAL PARTNERS (500) LP (f/k/a MHR CAPITAL PARTNERS LP)), MHR CAPITAL PARTNERS (100) LP and OTQ LLC (collectively, the “Junior Lender”) and MHR CAPITAL PARTNERS (500) LP in its capacity as Collateral Agent for the Junior Lender under the Junior Agreement referred to below (in such capacity, the “Junior Collateral Agent”), in favor of COMVEST NATIONSHEALTH HOLDINGS, LLC, a Delaware limited liability company (“ComVest”) and MSL FAMILY LLC, a Delaware limited liability company, in their capacity as the holders of the Bridge Loan referred to below (“MSL” and, collectively with ComVest, the “Senior Lender”).
W I T N E S S E T H :
     WHEREAS, CapitalSource Finance LLC (together with its successors and assigns, “CapitalSource”) and UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH (“USPG”), a Delaware limited liability company, NATIONSHEALTH HOLDINGS, L.L.C., (“NHH”) a Florida limited liability company, NATIONSHEALTH, INC. (“NationsHealth”), a Delaware corporation, DIABETES CARE & EDUCATION, INC. (“DCE”), a South Carolina corporation, and NATIONAL PHARMACEUTICALS AND MEDICAL PRODUCTS (USA), LLC, a Florida limited liability company (“National”, together with USPG, NHH, NationsHealth, and DCE, collectively, the “Borrower”) are parties to a certain Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of April 30, 2009 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “CapitalSource Loan Agreement”) under which CapitalSource has made or may make loans and other financial accommodations to Borrower;
     WHEREAS, pursuant to the CapitalSource Loan Agreement, Borrower has granted in favor of CapitalSource a first priority lien on and security interest in (collectively, the “CapitalSource Lien”) substantially all of the assets and property of Borrower as security for their obligations to CapitalSource under the CapitalSource Loan Agreement;
     WHEREAS, the Junior Lender and Borrower are parties to a certain Investment Unit Purchase Agreement, dated February 28, 2005 (as amended, supplemented or otherwise modified from time to time, the “Junior Agreement”) under which the Junior Lender purchased certain convertible secured promissory notes issued by Borrower (as amended, supplemented or otherwise modified from time to time, collectively, the “Junior Notes”) and 1,785,714 shares of common stock issued by NationsHealth.
     WHEREAS, concurrently with the execution of this Agreement, the Junior Lender is entering into a Limited Waiver and Consent (the “Junior Lender Waiver”) pursuant to which the Junior Lender is consenting to the execution and delivery by the Borrower of the Merger Agreement making certain other waivers relating thereto, among other matters;

     WHEREAS, pursuant to the Junior Agreement and the Junior Note, Borrower has granted in favor of the Junior Lender a lien on and security interest in (collectively, the “Junior Lien”) substantially all of Borrower’s assets and property as security for its obligations to the Junior Lender under the Junior Agreement;
     WHEREAS, Junior Lender and CapitalSource are parties to that certain Amended and Restated Senior Subordination Agreement, dated as of April 30, 2009 (as amended, supplemented or otherwise modified from time to time, the “Junior Lender Subordination Agreement”) pursuant to which Junior Lender has agreed to subordinate its rights with respect to the Junior Obligations (as defined below) to the rights of CapitalSource with respect to the CapitalSource Obligations (as defined below);
     WHEREAS, NationsHealth intends to merge with NationsHealth Acquisition Corp. (“NAC”), a Delaware corporation and a wholly owned subsidiary of the Senior Lender, subject to the terms of that certain Agreement and Plan of Merger dated April 30, 2009 (the “Merger Agreement”), pursuant to which NAC shall be merged with and into NationsHealth, the separate corporate existence of NAC shall thereupon cease, and NationsHealth shall be the surviving corporation (such transaction, the “Merger”);
     WHEREAS, in connection with the execution and delivery of the Merger Agreement, the Senior Lender has agreed to provide a bridge loan to Borrower in the principal amount of $3,000,000 (the “Bridge Loan”) in accordance with the terms of that certain Bridge Loan Agreement dated April 30, 2009 by and between the Senior Lender and Borrower (as amended, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”), which Bridge Loan is evidenced by that certain 10% Secured Convertible Subordinated Promissory Note in the principal amount of $3,000,000 dated April 30, 2009 (the “Senior Note”);
     WHEREAS, upon the consummation of the Merger, the Bridge Loan shall be converted into 25,000,000 shares of Series A Preferred Stock of NationsHealth;
     WHEREAS, Borrower has granted in favor of the Senior Lender a lien on and security interest (collectively, the “Senior Lien”) in substantially all of Borrower’s assets and property as security for its obligations to the Senior Lender under the Senior Loan Agreement;
     WHEREAS, Senior Lender and CapitalSource are parties to that certain Senior Subordination Agreement, dated as of April 30, 2009 (as amended, supplemented or otherwise modified from time to time, the “Senior Lender Subordination Agreement”) pursuant to which Senior Lender has agreed to subordinate its rights with respect to the Senior Obligations (as defined below) to the rights of CapitalSource with respect to the CapitalSource Obligations; and
     WHEREAS, it is a condition precedent to the effectiveness of the Senior Loan Agreement and the Senior Note that, among other things, the Junior Lender shall have executed and delivered this Agreement subordinating its rights with respect to the Junior Obligations to the rights of Senior Lender with respect to the Senior Obligations and that Borrower shall have acknowledged this Agreement.

     NOW, THEREFORE, in consideration of the promises contained herein and to induce the Senior Lender to enter into the Bridge Loan and the Junior Lender to enter into the Junior Lender Waiver, the parties hereto hereby agree as follows:
          SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Loan Agreement, and the rules of usage set forth therein shall apply hereto.
          SECTION 2. Subordination.
               (a) All Junior Obligations, and all rights and remedies of the Junior Lender with respect thereto, are and shall continue at all times to be subject, subordinate and junior in right of payment to the Senior Obligations including, without limitation, all interest on the Senior Obligations at the rate stated in the Senior Loan Agreement from the date of the filing by or against Borrower of a petition under any bankruptcy, insolvency or similar law to the date of the indefeasible payment in full of the Senior Obligations (“Postpetition Interest”). The term “Junior Obligations,” as used in this Agreement, shall mean and include the principal amount of and the premium, if any, and interest on all indebtedness and other monetary obligations of Borrower to the Junior Lender under the Junior Agreement and the Junior Note, together with all fees, costs and expenses relating thereto, whether direct or contingent, now or hereafter existing, due or to become due to, or held or to be held by the Junior Lender, whether created directly or acquired by assignment or otherwise, including, without limitation, all principal of and premium, if any, and interest on the Junior Note (including extensions, modifications, refinancings, renewals and refundings thereof). For the avoidance of doubt, the obligation of Borrower to issue equity or equity related securities to the Junior Lender pursuant to the Junior Note, any payments on or in respect of any equity or equity related securities and any exercise of rights by the Junior Lender with respect to any equity or equity related securities as the holder thereof (as long as such rights do not constitute an Enforcement Action) shall not constitute Junior Obligations. The term “Senior Obligations,” as used in this Agreement, shall mean and include the principal amount of and interest (including Postpetition Interest) on the Bridge Loan (but not any refinancing thereof) and obligations to reimburse expenses of the Senior Lender in respect of enforcing the payment of the Bridge Loan; provided that the principal amount of the Bridge Loan in excess of the limitation thereon set forth in Section 2(g), and any interest or other monetary obligations with respect to such excess, shall not constitute Senior Obligations. For the avoidance of doubt, (i) the obligations of the Borrower with respect to the Series A Preferred Stock of NationsHealth, (ii) any fees, costs and/or expenses owed or owing to the Senior Lender under or by reason of the Merger Agreement, including but not limited to the Termination Fee (as defined in the Merger Agreement), the Transaction Fees (as defined in the Merger Agreement) and (iii) any other Parent Damages (as defined in the Merger Agreement) shall not constitute Senior Obligations. The term “CapitalSource Obligations,” shall mean the “Senior Obligations” as such term is defined in the Junior Lender Subordination Agreement.

          (b) Except as provided in Section 2(c), the Junior Lender shall not receive, demand or accept any payment (of any kind or character) on the Junior Obligations, whether as principal, premium, interest or otherwise, unless and until all the Senior Obligations including, without limitation, all Postpetition Interest, have been indefeasibly paid in full in cash or have been converted into shares of Series A Preferred Stock of NationsHealth.
          (c) The Junior Lender may receive, accept and retain (i) regularly scheduled monthly interest payments under the Junior Note at a rate per annum equal to 7 3/4%, (ii) payments for redemptions or puts as contemplated by Section 5 of the Junior Note, and (iii) all expenses required to be paid or reimbursed by Borrower as contemplated by Section 4(d)(v) of the Junior Note unless:
     (A) (i) an Event of Default has occurred and is continuing under Section 7.1(a) of the Senior Loan Agreement (a “Senior Payment Default”) and (ii) the Junior Lender has not received a written notice from the Senior Lender informing the Junior Lender that such Senior Payment Default has been waived or cured; or
     (B) (i) an Event of Default has occurred and is continuing under the Senior Loan Agreement (other than under Section 7.1(a) thereof) (a “Senior Non-Payment Default”) with respect to which the Junior Lender has received from the Senior Lender a notice (a “Senior Non-Payment Default Notice”) prohibiting the Junior Lender from receiving, collecting or accepting any of the foregoing payments and from commencing any Enforcement Action (as defined below) and (ii) either (x) the Junior Lender has not received a written notice from the Senior Lender informing the Junior Lender that such Senior Non-Payment Default has been waived or cured, or (y) less than one hundred eighty (180) days have passed since the earlier of (1) the date of the Junior Lender’s receipt of such Senior Non-Payment Default Notice and (2) the date of the Junior Lender’s receipt of a “Senior Non-Payment Default Notice” under the Junior Lender Subordination Agreement based on the same underlying event, circumstance or condition giving rise to such Senior Non-Payment Default (such notice under the Junior Lender Subordination Agreement, a “CapitalSource Non-Payment Default Notice”; provided that there shall be no more than one hundred eighty (180) days during which one or more Senior Non-Payment Default Notices or CapitalSource Non-Payment Default Notices are in effect during any period of three hundred sixty (360) consecutive days.
Nothing in this Section 2(c) shall prohibit the accrual (but not the payment to the Junior Lender) of interest on the Junior Obligations at the default rate in accordance with the terms of the Junior Agreement or the Junior Note following the occurrence of an event of default under the Junior Agreement or the Junior Note.
          (d) After the CapitalSource Obligations shall have been indefeasibly paid in full in cash and the obligation of CapitalSource to make loans and advances under the CapitalSource Loan Agreement (the “Commitment”) has been terminated, if the Junior Lender shall receive any payment or prepayment (including from any account debtor under any accounts receivable of Borrower) on the Junior Obligations that it is not entitled to receive under this Agreement, the Junior Lender or the Junior Collateral Agent, as applicable, will hold any amount so received in trust for the Senior Lender and shall, as soon as possible, turn over such payment to the Senior Lender in the form received (together with any necessary endorsements) to be applied to the Senior Obligations.

          (e) Unless and until the Senior Obligations have been indefeasibly paid in full in cash or have been converted into shares of Series A Preferred Stock of NationsHealth, the Junior Lender will not accelerate the maturity of the Junior Obligations or commence any action or proceeding against Borrower to recover all or any part of the Junior Obligations, or join with any other creditor in doing so, unless (i) in the case of the acceleration of the Junior Obligations, (A) only if the Senior Lender has accelerated the Senior Obligations or (B) an event of default has occurred and is continuing under Section 2(d) of the Junior Note (a “Junior Default”), written notice of which the Junior Lender has delivered to the Senior Lender (the “Junior Default Notice”), and thirty (30) days (or one hundred eighty (180) days from the earlier of (1) the date of delivery by the Senior Lender of a Senior Non-Payment Default Notice or (2) the date of delivery by CapitalSource of a CapitalSource Non-Payment Default Notice, in each case if delivered during such thirty-day period) have expired since the date of the Senior Lender’s receipt of the Junior Default Notice, and such Junior Default has not been cured or waived during such time periods, or (ii) in the case of any action or proceeding brought against Borrower under any bankruptcy, insolvency or similar law or any other proceeding the result of which could give rise to an Insolvency Event (as defined below), the Senior Lender shall have joined therein, or (iii) in the case of any other action or proceeding that does not involve an Enforcement Action (which shall be governed exclusively by Section 2(q) hereof), a Junior Default has occurred and is continuing with respect to which the Junior Lender has delivered a Junior Default Notice to the Senior Lender, and thirty (30) days (or one hundred eighty (180) days from the earlier of (1) the date of delivery by the Senior Lender of a Senior Non-Payment Default Notice or (2) the date of delivery by CapitalSource of a CapitalSource Non-Payment Default Notice, in each case if delivered during such thirty-day period) have expired since the date of the Senior Lender’s receipt of the Junior Default Notice, and such Junior Default has not been cured or waived during such time periods. For purposes of the foregoing clauses (i) and (iii), any Junior Default which arises solely because of the existence of a breach or violation of the CapitalSource Loan Agreement or the Senior Loan Agreement shall be deemed to be cured or waived for purposes of this Agreement (and shall not serve as the basis for a Junior Default) if the breach or violation under the CapitalSource Loan Agreement or the Senior Loan Agreement is waived or cured or if the CapitalSource Loan Agreement or the Senior Loan Agreement is amended to remove such breach or violation. For purposes of Section 2(c) above, any Senior Non-Payment Default which arises solely because of the existence of a breach or violation of the CapitalSource Loan Agreement or the Junior Note shall be deemed to be cured or waived for purposes of this Agreement (and shall not serve as the basis for a Senior Non-Payment Default) if the breach or violation under the CapitalSource Loan Agreement or the Junior Note is waived or cured or if the CapitalSource Loan Agreement or the Junior Note is amended to remove such breach or violation. For purposes of this Agreement, the term “Insolvency Event” shall mean, with respect to any Borrower, the occurrence of any of the following: (i) such Borrower shall be adjudicated insolvent or bankrupt or institutes proceedings to be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Borrower shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian, or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Borrower shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian, or liquidator for a substantial portion of its property, assets or business, (iv) such Borrower shall file a voluntary petition under any bankruptcy, insolvency, or similar law, (v) such Borrower shall take any corporate or similar act in furtherance of any of the foregoing, or (vi) such Borrower, or a substantial portion of its property, assets or business, shall become the subject of an involuntary proceeding or petition for (A) its dissolution or reorganization or (B) the appointment of a receiver, trustee, custodian or liquidator , and (I) such proceeding shall not be dismissed or stayed within sixty (60) days, (II) such receiver, trustee, custodian or liquidator shall be appointed or (III) such Person fails to contest in a timely or appropriate manner any such proceeding or petition.

          (f) Upon the occurrence of any Insolvency Event of Borrower or in the event of a sale of all or substantially all of the assets, or any other marshaling of the assets and liabilities, or any recapitalization, refinancing or reorganization, of Borrower, the Senior Obligations shall first be indefeasibly paid in full in cash and the Commitment terminated before the Junior Lender shall be entitled to receive any money, distributions or other assets in any such proceeding. In any such event, the Junior Lender shall demand, sue for, collect or receive every such payment or distribution of cash, property, stock or obligations, give acquittance therefor, file claims and proofs of claim in any statutory or nonstatutory proceeding, exercise the rights of the Junior Lender arising under or relating to the Junior Agreement or the Junior Note and vote the claim of the Junior Lender under the Junior Agreement or the Junior Note in its sole discretion in connection with any such event, including, without limitation, the right to participate in any composition of creditors and to vote at creditors’ meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Junior Lender would be otherwise entitled to vote. In the event that the Junior Lender shall fail to take any such action following the written request of the Senior Lender or fail to vote its claim in any proceedings prior to 5 days before the expiration of the time to vote, the Senior Lender may (but shall not be obligated) demand, sue for, collect or receive every such payment or distribution of cash, property, stock or obligations, give acquittance therefor, file claims and proofs of claim in any statutory or nonstatutory proceeding, exercise the rights of the Junior Lender arising under or relating to the Junior Agreement or the Junior Note and vote the claim of the Junior Lender under the Junior Agreement or the Junior Note in its sole discretion in connection with any such event, including, without limitation, the right to participate in any composition of creditors and to vote at creditors’ meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Junior Lender would be otherwise entitled to vote. In such an event, the Junior Lender hereby irrevocably authorizes the Senior Lender and grants to the Senior Lender, effective upon the indefeasible payment in full in cash of the CapitalSource Obligations and the termination of the Commitment, an exclusive power of attorney (which power of attorney is coupled with an interest and is irrevocable), but without imposing any obligation upon the Senior Lender, to demand, sue for, collect or receive every such payment or distribution of cash, property, stock or obligations, to give acquittance therefor, to file claims and proofs of claim in any statutory or nonstatutory proceeding, to exercise the rights of the Junior Lender arising under or relating to the Junior Agreement or the Junior Note and to vote the claim of the Junior Lender under the Junior Agreement or the Junior Note in its sole discretion in connection with any such event, including, without limitation, the right to participate in any composition of creditors and to vote at creditors’ meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Junior Lender would be otherwise entitled to vote. In furtherance of the foregoing, at the request of the Senior Lender, the Junior Lender shall execute and deliver to the Senior Lender a separate power of attorney and such further powers and instruments as the Senior Lender may request to enable the Senior Lender to enforce its rights under this subsection.

          (g) The Senior Lender may, at any time and from time to time, without the consent of or notice to the Junior Lender, without incurring responsibility or liability to the Junior Lender and without impairing or releasing any right or remedy of the Senior Lender hereunder:
(i)	change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or alter the Senior Obligations, or waive defaults under or amend the Senior Loan Agreement, the Senior Note, or any of the other documents executed in connection with the transactions contemplated thereby in any manner or enter into or amend in any manner or waive defaults under any other agreement relating to the Senior Obligations;

(ii)	sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged to secure, or howsoever securing, the Senior Obligations;

(iii)	release any Person liable in any manner for the payment or collection of any of the Senior Obligations;

(iv)	exercise or refrain from exercising any rights against Borrower or any other Person; or

(v)	apply any sums by whomsoever paid or however realized to the Senior Obligations.
Notwithstanding anything to the contrary in the foregoing, the Senior Lender agrees not to (i) increase the outstanding aggregate principal amount of the Senior Obligations to an aggregate amount greater than $3,000,000, (ii) change the final scheduled maturity date of the Bridge Loan to an earlier date than that in effect on the date hereof, (iii) increase the per annum rate of interest applicable to the Bridge Loan or (iv) add or increase any call premium or prepayment penalty/fee or other fee with respect to the Bridge Loan; provided, however, that the foregoing shall not affect the Senior Lender’s ability to make loans other than the Bridge Loan to the Borrower so long as such loans are not considered Senior Obligations. The immediately preceding sentence shall not be construed to limit or otherwise affect the Senior Lender’s right to accrue and receive payment of interest (including at the default rate and including Postpetition Interest) comprising part of the Senior Obligations.
          (h) The Junior Lender waives notice of acceptance of this Agreement.
          (i) The Junior Lender will cause each note or other instrument that evidences any Junior Obligations (including, without limitation, the Junior Agreement and the Junior Note) to bear upon its face a statement or legend to the effect that such note or other instrument is subordinated to the Senior Obligations in the manner and to the extent set forth in this Agreement. The Junior Lender shall mark its books and records, including any financial statements, to show that the Junior Obligations are so subordinated to the Senior Obligations.

          (j) The Junior Lender will not (i) increase the per annum rate of interest applicable to the Junior Obligations or (ii) make any covenant or event of default under the Junior Agreement or the Junior Note more restrictive than such covenants and events of default thereunder as of the date hereof.
          (k) Subject to the indefeasible payment in full of the Senior Obligations in cash or conversion of the Senior Obligations into shares of Series A Preferred Stock of NationsHealth, the Junior Lender shall be subrogated to the Senior Lender’s rights to receive payments or distributions in cash or property applicable to the Senior Obligations, and no payment or distribution made to the Senior Lender by virtue of this Agreement that otherwise would have been made to the Junior Lender shall be deemed to be a payment by Borrower on account of the Junior Obligations.
          (l) The Junior Lender will not sell, assign, transfer or otherwise dispose of all or any part of, or any interest in, the Junior Obligations to any Person without having first obtained (i) such Person’s agreement in writing to be bound as the Junior Lender’s successor by the terms of this Agreement or, in the case of an interest in the Junior Obligations, an acknowledgment by such interest holder of the terms hereof, or (ii) the Senior Lender’s prior written consent.
          (m) The Junior Lender agrees that it will not exercise any right of setoff it may have against the Junior Obligations in respect of any obligation owed by the Junior Lender to Borrower.
          (n) If Borrower shall become subject to a case under the Bankruptcy Code, and if the Senior Lender desires to permit the use of cash collateral or to provide (or to permit another Person to provide) financing to Borrower under either Section 363 or Section 364 of the Bankruptcy Code, the Junior Lender agrees as follows: (i) adequate notice to the Junior Lender shall be deemed to have been given to the Junior Lender if the Junior Lender receives notice at least five (5) Business Days prior to the hearing held by the applicable bankruptcy court to consider entry of an order approving such use or financing, provided that nothing in this subsection shall be deemed to entitle the Junior Lender to any notice not required by the Bankruptcy Code and that no such notice need be given with respect to an interim order approving such use or financing so long as the conditions in clause (ii) hereof to avoid an objection by the Junior Lender have been met, and (ii) no objection will be raised by the Junior Lender to any such use or financing on the grounds of a failure to provide “adequate protection” of the Junior Lien or any other ground (except such ground as an unsecured creditor shall have to make a permitted objection under law) if (w) the aggregate principal amount of the DIP financing plus the aggregate principal amount of any other “Senior Debt” as defined in the Junior Note as of the date hereof does not exceed the amount of “Senior Debt” (as so defined) permitted under Section 6(c) of the Junior Note, (x) the Junior Lender is granted, with the approval of the applicable bankruptcy court, a lien on and security interest in the post-petition Collateral, which lien shall be (A) subordinate to the Lien of the Senior Lender and any Liens to which the Lien of the Senior Lender is subordinate and (B) have the same priority vis a vis the Senior Obligations as existed prior to the commencement of such case, (y) the Lien granted to the Person providing such financing ranks prior to or pari passu with the pre-petition Lien of the Senior Lender and (z) any cash collateral order or DIP financing documentation does not expressly require the liquidation of the Collateral prior to a default under the cash collateral order or DIP financing documentation. For purposes of this subsection, “Lien” shall mean any liens granted to the Senior Lender pursuant to the Senior Loan Agreement or the Senior Note together with any post-petition liens and/or super-priority claims for Post-Petition Financing and adequate protection of the Senior Lender’s pre-petition liens. For purposes of this subsection, notice of a proposed financing or use of cash collateral shall be deemed given when made in the manner prescribed by this Agreement, or as the applicable bankruptcy court may approve, or, actual notice is given to the Junior Lender or its counsel, whichever is soonest.

          (o) All liens, pledges, and security interests of any nature upon or in any Collateral held by the Junior Lender, including, without limitation, the Junior Lien, shall be and are hereby made inferior and junior to the liens, pledges and security interests of any nature upon or in any Collateral held by or in favor of the Senior Lender, regardless of the failure to perfect or the order or manner of perfection of any such liens, pledges and security interests. The priorities set forth in this Agreement are applicable irrespective of any priority available to the Senior Lender or the Junior Lender under contract or applicable law or any representation or warranty of Borrower to the contrary in any agreement, instrument, or other document to which the Junior Lender is a party.
          (p) The Senior Lender may take any judicial or nonjudicial action, including any action to enforce its liens on or security interests in any or all of the Collateral, including, without limitation, to foreclose, execute, levy upon, or collect or dispose of any or all of the Collateral (each, an “Enforcement Action”) as it shall determine in its sole and exclusive judgment.
          (q) The Junior Lender agrees that, until all the Senior Obligations have been indefeasibly paid in full in cash or have been converted into shares of Series A Preferred Stock of NationsHealth, the Junior Lender shall not commence or continue to prosecute or otherwise proceed with an Enforcement Action, contact any account debtor of Borrower, or otherwise take any action that will impede, interfere with, restrict or restrain the exercise by the Senior Lender of its right and remedies under the Senior Loan Agreement or the Senior Note or which is contrary, prejudicial or inconsistent with the Senior Lender’s secured position in the Collateral unless (i) a Junior Default has occurred and is continuing, the Junior Lender has delivered a Junior Default Notice to the Senior Lender and either (A) thirty (30) days have expired since the date of the Junior Lender’s delivery of such Junior Default Notice and the Junior Lender has not received a Senior Non-Payment Default Notice from the Senior Lender or (B) the Junior Lender has received a Senior Non-Payment Default Notice from the Senior Lender and one hundred eighty (180) days have expired since the earlier of (x) the date of such receipt and (y) the date of receipt of any CapitalSource Non-Payment Default Notice and at the end of the relevant time period described in (A) and (B), CapitalSource or the Senior Lender have not commenced or are not continuing to prosecute or otherwise proceed with an Enforcement Action, it being understood that (1) the Junior Lender shall not commence any Enforcement Action if no Junior Default has occurred and is continuing (or if there exists no basis for such Junior Default as set forth in Section 2(e) hereof), (2) the Junior Lender shall discontinue any Enforcement Action commenced by it at any time thereafter if CapitalSource or the Senior Lender shall have commenced an Enforcement Action with respect to any Collateral, and (3) in no event shall the Junior Lender have the right to instruct any bank holding proceeds of any Collateral in a lockbox or blocked account as to the disposition of such proceeds. After the CapitalSource Obligations shall have been indefeasibly paid in full in cash and the Commitment has been terminated, the Senior Lender (to the exclusion of the Junior Lender and the Junior Collateral Agent) shall have (whether or not any default or event of default under the Senior Loan Agreement, the Senior Note, the Junior Agreement, the Junior Note, or any agreement relating thereto shall have occurred and be continuing, and both before and after the occurrence of any Insolvency Event of Borrower) the sole and exclusive right to administer, enforce and consent to all matters in respect of the Collateral, including the right (A) to release, or direct or consent to the release of, with or without consideration, the Collateral from the lien of the Senior Loan Agreement or the Junior Note, and (B) to direct or consent to the sale, transfer, lease, or other disposition of the Collateral, the foreclosure or forbearance from foreclosure in respect of the Collateral (including, without limitation, seeking or not seeking relief from any stay against foreclosure in respect of the Collateral upon the occurrence of any Insolvency Event), and the acceptance of the Collateral in full or partial satisfaction of the Senior Obligations.

          (r) After the CapitalSource Obligations shall have been indefeasibly paid in full in cash and the Commitment has been terminated, upon the sale of any Collateral by or on behalf of the Senior Lender (whether in connection with any Enforcement Action by the Senior Lender or otherwise), the Junior Lender and the Junior Collateral Agent shall be deemed to have consented (and does hereby consent) to such sale and to have released (and does hereby release) any Junior Lien in the Collateral being sold in such sale and shall, at the request of the Senior Lender, take all action and, if required, execute and deliver all documents requested by the Senior Lender in connection therewith. Each of the Junior Lender and the Junior Collateral Agent hereby appoints and constitutes the Senior Lender as its attorney-in-fact and authorizes the Senior Lender to make any payment on or take any act necessary or desirable to protect or preserve any of the Collateral. This power of attorney is coupled with an interest and is irrevocable.
          (s) Each of the Junior Lender and the Junior Collateral Agent agrees not to seek to avoid, contest or bring (or join in) any action or proceeding to contest the validity of any rights of the Senior Lender with respect to the Collateral, or the validity or reasonableness of any actions taken or omitted to be taken by the Senior Lender hereunder or in connection herewith, under the Senior Loan Agreement or the Senior Note, or in respect of any of the Collateral including, without limitation, (i) the timing, method, or manner of collecting, disposing of or liquidating any of the Collateral, (ii) the terms, including the price and percentage of consideration received in cash, of any such disposition or liquidation, or (iii) the failure to dispose of or liquidate any of the Collateral, except that the Junior Lender or Junior Collateral Agent may object on the basis of objections available to an unsecured creditor. Without limitation of the foregoing, the Junior Lender hereby waives, to the fullest extent permitted by law, (A) any right under Section 9-615(a) of the Code with respect to the application of disposition proceeds to the Senior Obligations, (B) any right to notice and objection under Section 9-620 of the Code, promptness, diligence, notice of acceptance, and any other notice with respect to any of the obligations under the Junior Agreement or the Junior Note, and (C) any requirement that the Senior Lender exhaust any right or take any action against Borrower, any other Person, the Collateral, or any other collateral, in each case except that the Junior Lender or Junior Collateral Agent may object on the basis of objections available to an unsecured creditor. In addition, the Junior Lender agrees that the Senior Lender shall have no obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Senior Obligations from one source before seeking recourse against or satisfaction from another source. The Junior Lender further agrees that the net cash proceeds resulting from the Senior Lender’s exercise of any right to liquidate all or substantially all of the Collateral (after deducting all of the Senior Lender’s expenses related thereto), may be applied by the Senior Lender to such of the Senior Obligations and in such order as the Senior Lender may elect in its sole and absolute discretion, whether due or to become due. The Junior Lender further agrees that all of the Senior Lender’s remedies under the Senior Loan Agreement and the Senior Note shall be cumulative, may be exercised simultaneously against any Collateral and any Borrower or in such order and with respect to such Collateral or such Borrower as the Senior Lender may deem desirable, and are not intended to be exhaustive.

          (t) Notwithstanding the lack of perfection of any of the liens or security interests of the Senior Lender with respect to any or all of the Collateral or any priority in time of perfection of any of the liens or security interests of the Junior Lender over the liens or security interests of the Senior Lender with respect to any or all of the Collateral, the liens and security interests of the Senior Lender with respect to the Collateral shall be superior and prior in right of payment and enforcement to the liens and security interests of the Junior Lender and/or the Junior Collateral Agent with respect to the Collateral.
          (u) Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not limit the right of the Junior Lender to exercise any right of conversion set forth in the Junior Note (as in effect on the date hereof).
          (v) Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not limit the right of the Junior Lender to receive any Reorganized Securities. For purposes hereof, “Reorganized Securities” shall mean securities of Borrower or any other Person (including those of Borrower as reorganized) issued to the Junior Lender in respect of all or a part of the Junior Obligations and provided for by a plan of reorganization in a proceeding under the Bankruptcy Code or in connection with an Insolvency Event of Borrower, provided, that (i) such securities are (a) equity securities or (b) debt securities subordinated to the Senior Obligations (and any debt securities received by the holders of the Senior Obligations in such proceeding) at least to the same extent as the Junior Obligations are subordinated to the Senior Obligations pursuant to this Agreement and (ii) such securities are authorized by a court of competent jurisdiction in a final order or decree which, in the case of debt securities, gives effect to this proviso and the subordination of such debt securities to the Senior Obligations (and any debt securities received by the holders of the Senior Obligations in such proceeding) on the terms set forth in this Agreement.
          (w) The Junior Lender agrees to provide written notice to the Senior Lender within three (3) Business Days following the appointment of a successor to the Junior Collateral Agent pursuant to the Junior Agreement, such notice to set forth the name, address and other contact information of such successor.

     SECTION 3. Further Assurances. The Junior Lender and/or the Junior Collateral Agent shall, at any time and from time to time, at Borrower’s expense, promptly execute and deliver all further instruments and documents and take all further action that the Senior Lender may request to protect any right or interest granted or purported to be granted hereby or to enable the Senior Lender to exercise and enforce its rights and remedies hereunder.
     SECTION 4. Obligations Unimpaired. Nothing in this Agreement shall impair as between Borrower, on the one hand, and the Senior Lender or the Junior Lender, on the other hand, the obligations of Borrower to the Senior Lender or the Junior Lender, as the case may be.
     SECTION 5. Termination; Reinstatement.
          (a) This Agreement shall terminate and cease to be of any further force or effect at the time when all the Senior Obligations including, without limitation, all Postpetition Interest, have been indefeasibly paid in full in cash or have been converted into shares of Series A Preferred Stock of NationsHealth.
          (b) If, at any time, all or part of any payment with respect to the Senior Obligations theretofore made by Borrower or any other Person is rescinded or must otherwise be returned by the Senior Lender for any reason whatsoever (including, without limitation, as a result of Borrower or any other Person becoming the subject of an Insolvency Event), this Agreement shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.
     SECTION 6. Benefit of Agreement. Except as expressly provided in Section 4, nothing in this Agreement, express or implied, shall give or be construed to give to any Person including, without limitation, Borrower (but excluding the Senior Lender) any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision contained herein, all such covenants and provisions being for the sole and exclusive benefit of the Senior Lender.

     SECTION 7. Notices.
          (a) All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (which is confirmed by an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Senior Lender, to: ComVest Investment Partners III, L.P. One North Clematis Suite 300 West Palm Beach, Florida 33401 Attention: Cecilio Rodriguez Facsimile: (561) 671-3225
     with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
100 North Tampa Street
Suite 2700
Tampa, FL 33602
Attention: Steven W. Vazquez
Facsimile: (813) 221-4210

If to the Junior Collateral Agent or the Junior Lender, to:

MHR Fund Management LLC
40 West 57th Street, 24th Floor,
New York, NY 10019
Attention: Hal Goldstein and Emily Fine
Facsimile: (212) 262-9356
     with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
7 Times Square
Times Square Tower
New York, NY 10036
Attention: Patricia M. Perez, Esq.
Facsimile: (212) 408-2419

If to the Borrower, to:

NationsHealth, Inc.
13630 NW 8th Street
Suite 210
Sunrise, Florida 33325
Attention: Chief Executive Officer
Facsimile: (954) 903-5005

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
201 South Biscayne Boulevard
22nd Floor
Miami, Florida 33131
Phone: 305.358.3500
Fax: 305.347.6500
Attention: Ira J. Coleman, Esq.
               Frederic L. Levenson, Esq.
               Harris Siskind, Esq.

and

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Phone: 312.372.2000
Fax: 312.984.7700
Attention: Helen R. Friedli, Esq.

and

Foley & Lardner LLP
100 North Tampa Street
Suite 2700
Tampa, FL 33602
Attention: Steven W. Vazquez
Facsimile: (813) 221-4210
          or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. In the event that an addressee of a notice or communication rejects or otherwise refuses to accept a notice or other communication delivered or sent in accordance with this Section 7, or if the notice or other communication cannot be delivered because of a change in address for which no notice was given, then such notice or other communication is deemed to have been received upon such rejection, refusal or inability to deliver.
          (b) The Senior Lender shall provide the Junior Lender and the Junior Lender shall provide the Senior Lender with a copy of each notice of default (to the extent permitted hereunder) sent to Borrower concurrently with the sending thereof and promptly notify the Junior Lender or the Senior Lender, respectively, in the event that the default which is the subject of such default notice is cured or waived, provided that the failure to give any such notice shall not limit or otherwise affect any party’s rights under this Agreement. The Senior Lender and the Junior Lender, as applicable, shall use its best efforts to provide Borrower with a copy of any Senior Payment Default Notice, Senior Non-Payment Default Notice and Junior Default Notice, as applicable, concurrently with the sending thereof and promptly notify Borrower of any cure or waiver thereof, provided that the failure to give any such notice shall not limit or otherwise affect any party’s rights under this Agreement.

          (c) The Junior Lender shall provide the Senior Lender with a copy of each notice sent by the Junior Lender to CapitalSource pursuant to the Junior Lender Subordination Agreement concurrently with the sending thereof. The Junior Lender shall provide the Senior Lender with a copy of each notice received by the Junior Lender from CapitalSource pursuant to the Junior Lender Subordination Agreement within two (2) Business Days of Junior Lender’s receipt thereof.
     SECTION 8. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, or consent to any departure by the Junior Lender, the Junior Collateral Agent or Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Senior Lender (and if such amendment, waiver or consent affects the Collateral Agent, by the Junior Collateral Agent), Borrower and the Junior Lender.
     SECTION 9. Delays; Partial Exercise of Remedies. No delay or omission of the Senior Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Senior Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.
     SECTION 10. Counterparts; Telecopied Signatures. This Agreement and any waiver or amendment related hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.
     SECTION 11. Severability. If any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     SECTION 12. Entire Agreement; Successors and Assigns. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, supersedes any prior written and verbal agreements among them with respect to the subject matter hereof, and shall bind and benefit the parties (including, without limitation, the Senior Lender and the Junior Collateral Agent) and their respective successors and permitted assigns. Borrower and Junior Lender each acknowledge and agree that Senior Lender, at any time and from time to time may sell, assign or grant participating interests in or transfer all or any part of its rights and obligations under this Agreement, the Senior Obligations, the Collateral, the Senior Agreement and/or the Senior Note to one or more other Persons, including, without limitation, financial institutions (each such transferee, assignee or purchaser, a “Transferee”). In such case, the Transferee shall have all of the rights and benefits with respect to the portion of such Senior Obligations, the Collateral, this Agreement and/or the Loan Documents, as the case may be, held by it as fully as if such Transferee were the original holder thereof (including, without limitation, rights of set off and recoupment), and shall become vested with all of the powers and rights given to Senior Lender and all of the obligation of Senior Lender hereunder with respect thereto, and shall be deemed to be the “Senior Lender” for all purposes hereunder, the predecessor Senior Lender shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned, and either the Senior Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated herein.

     SECTION 13. Conflict. In the event of any express conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Loan Agreement, the Senior Note, the Junior Agreement or the Junior Note, the provisions of this Agreement shall control.
     SECTION 14. Statement of Indebtedness. Upon demand by the Senior Lender, the Junior Lender will furnish to the Senior Lender a statement of indebtedness owing from Borrower to the Junior Lender. The Senior Lender may rely without further investigation upon any such statement.
     SECTION 15. SPECIFIC PERFORMANCE. THE SENIOR LENDER IS HEREBY AUTHORIZED TO DEMAND SPECIFIC PERFORMANCE OF THIS AGREEMENT AT ANY TIME WHEN THE JUNIOR LENDER OR THE JUNIOR COLLATERAL AGENT SHALL HAVE FAILED TO COMPLY WITH ANY OF THE PROVISIONS OF THIS AGREEMENT APPLICABLE TO IT. EACH OF THE JUNIOR LENDER AND THE JUNIOR COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED ON THE ADEQUACY OF A REMEDY AT LAW THAT MIGHT BE ASSERTED AS A BAR TO SUCH REMEDY OF SPECIFIC PERFORMANCE.
     SECTION 16. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
     SECTION 17. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED , HOWEVER, THAT THE SENIOR LENDER SHALL HAVE THE RIGHT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE JUNIOR LENDER OR THE JUNIOR COLLATERAL AGENT TO ENFORCE THE PROVISIONS HEREOF IN ANY OTHER COURT OF COMPETENT JURISDICTION OR VENUE. EACH OF THE JUNIOR LENDER, THE JUNIOR COLLATERAL AGENT AND BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF ANY SUCH COURT IN WHICH THE SENIOR LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

     SECTION 18. JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (I) THIS AGREEMENT OR (II) ANY CONDUCT, ACT OR OMISSION OF THE JUNIOR LENDER, THE JUNIOR COLLATERAL AGENT, BORROWER, THE SENIOR LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATE, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE.
     SECTION 19. SERVICE OF PROCESS. THE JUNIOR LENDER HEREBY IRREVOCABLY DESIGNATES THE JUNIOR COLLATERAL AGENT AS THE DESIGNEE AND AGENT OF THE JUNIOR LENDER TO RECEIVE, FOR AND ON BEHALF OF THE JUNIOR LENDER, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE JUNIOR LENDER, BUT THE FAILURE OF THE JUNIOR LENDER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SENIOR LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its proper and duly authorized officer as of the date first set forth above.

JUNIOR LENDER: MHR CAPITAL PARTNERS MASTER ACCOUNT LP
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Authorized Signatory

MHR CAPITAL PARTNERS (100) LP
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Authorized Signatory

OTQ LLC
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Authorized Signatory

JUNIOR COLLATERAL AGENT: MHR CAPITAL PARTNERS (500) LP
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Authorized Signatory

SENIOR LENDER: COMVEST NATIONSHEALTH HOLDINGS, LLC
By:	/s/ Jose Gordo
	Name:	Jose Gordo
	Title:	President

MSL FAMILY LLC
By:	/s/ Mark Lama
	Name:	Mark Lama
	Title:	President

ACKNOWLEDGMENT
     Each of the undersigned hereby acknowledges the provisions of the foregoing Subordination Agreement and agrees to abide by the terms thereof.

BORROWER: UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

NATIONSHEALTH HOLDINGS, L.L.C.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

NATIONSHEALTH, INC.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

DIABETES CARE & EDUCATION, INC.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

NATIONAL PHARMACEUTICALS AND MEDICAL PRODUCTS (USA), LLC
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

19